   As filed with the Securities and Exchange Commission on September 10, 1997


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



                               September 10, 1997

                                (Date of report)



                      EQUITY RESIDENTIAL PROPERTIES TRUST

               (Exact Name of Registrant as Specified in Charter)


                                    1-12252

                             (Commission File No.)


                Maryland                                     13-3675988
       (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization                    Identification No.)

    Two North Riverside Plaza, Suite 400
            Chicago, Illinois                                  60606
  (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (312) 474-1300

                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)



================================================================================

ITEM 5.  Other Events

       On August 27, 1997, Equity Residential Properties Trust, a Maryland real estate investment trust (EQR"), and Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), entered into an Agreement and Plan of Merger dated as of August 27, 1997 pursuant to which EWR will merge with and into EQR (the "Merger"). EWR and its subsidiaries own and operate 55 multifamily properties containing 15,932 units in the Phoenix and Tucson, Arizona metropolitan areas and Southern California. Pursuant to the Merger, the shares of common stock of EWR issued and outstanding immediately prior to the Merger will be converted into 0.50 of a common share of beneficial interest of EQR. EQR is filing the information contained herein in order to provide investors with additional information relating to the Merger. The Merger is subject to approval of the shareholders of EQR and EWR and, therefore, completion of the Merger is conditioned upon such approval and certain other closing conditions. Upon completion of the Merger, Mr. Stephen O. Evans, the Chairman of the Board of EWR, will become a trustee of EQR.

       In connection with the Merger, EQR is hereby filing additional information contained in EWR's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the period ended June 30, 1997 regarding the business and properties of EWR to be acquired in the Merger as follows:

General

       Evans Withycombe Residential, Inc. was formed in August 1994 as a self-managed and self-administered real estate investment trust to continue and expand the multifamily apartment operations of Evans Withycombe. Unless the context otherwise requires, references to the "Company" shall include EWR, its predecessor, Evans Withycombe, Inc., and its affiliates, predecessors and partners (collectively, "Evans Withycombe"), Evans Withycombe Residential, L.P., Evans Withycombe Finance Partnership, L.P., Evans Withycombe Finance, Inc. and Evans Withycombe Management, Inc. The Company is regionally focused in Arizona and Southern California.

       The Company's portfolio consists of stabilized communities and communities under construction and in lease-up:

 .    Stabilized Communities. At December 31, 1996, the Company owned and managed
     49 stabilized apartment communities (a property is considered stabilized when it reaches 93 percent occupancy) located in metro Phoenix, Arizona; metro Tucson, Arizona; and Riverside/San Bernardino, California. The stabilized portfolio increased 2,852 units or 25.8 percent from 11,053 units at December 31, 1995 to 13,905 units at December 31, 1996.

 .    Communities Under Construction And In Lease-Up. At December 31, 1996, the
     Company owned five apartment communities under construction and in lease-up with a total of 1,078 apartments. Three of these communities were new developments and two were expansions of existing communities owned by the Company.

Company Formation

       The Company was incorporated on May 24, 1994 to develop, acquire, own and manage upscale multifamily apartment communities. On August 17, 1994, the Company completed an initial public offering (the "Initial Public Offering") and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to Evans Withycombe Residential, L. P. (the "Operating Partnership") or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). The Company is the sole general partner of and owned a 79.7 percent interest in the Operating Partnership at December 31, 1996. The Operating Partnership owns 99 percent of the Financing Partnership. The remaining one percent interest in the Financing Partnership is owned by Evans Withycombe Finance, Inc., a wholly owned subsidiary of the Company. The Company also holds a noncontrolling interest in Evans Withycombe Management, Inc. (the "Management Company").


          -----------------------------------------------------------------------------------------------------------
                                                       EVANS WITHYCOMBE
                                                       RESIDENTIAL, INC.
          -----------------------------------------------------------------------------------------------------------
             |                                 |                          Other                           |
             |                                 |                    -------------------                   |
             |                                 |                            |                             |
             |                                 |                            |                             |
             |                                 |                            |                             |
       General partner                  Limited partner               Limited partner                   100%
          interest                         interest                      interest                    common stock
            1%                               78.7%                         20.3%                          |
             |                                 |                            |                             |
             |                                 |                            |                             |
             |                                 |                            |                             |
      ----------------------------------------------------------------------------      --------------------------------------
                                       Evans Withycombe                                           Evans Withycombe
                                       Residential, L.P.                                             Finance, Inc.
                                    [Operating Partnership]
      ----------------------------------------------------------------------------      --------------------------------------
                                               |                            |                             |
                                               |                            |                             |
                                               |                            |                             |
                                               |                            |                             |
Current and former                             |                            |                             |
members of senior                              |                            |                             |
   management                                  |                            |                             |
- -------------------                            |                            |                             |
       |                         100% Non-voting common stock               99%                           1%
       |                            1% Voting common stock             Limited partner         General partner interest
       |                          (99% of economic interest)              interest
       |                                       |                            |                             |
       |                                       |                            |                             |
99% Voting common stock                        |                            |                             |
(1% economic interest)                         |                            |                             |
       |                                       |                            |                             |
       |                                       |                            |                             |
       |       -----------------------------------------------          --------------------------------------
       |                        Evans Withycombe                                    Evans Withycombe
       --------                 Management, Inc.                               Finance Partnership, L.P.
                              [Management Company]                              [Financing Partnership]
               -----------------------------------------------          --------------------------------------

       The Company elected to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes. A corporate REIT is a legal entity which holds real estate interests and, through payments of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level. The Company was incorporated under the laws of the State of Maryland in May 1994. The Company's principal executive offices are located at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251 and its telephone number is (602) 840-1040. To maintain the Company's qualifications as a REIT while realizing income from its fee management and related service business, the Company's management operations are conducted through the Management Company pursuant to the terms of a management agreement.

Competition

       The Communities are located in areas that include other apartment communities and that may include new apartment communities that are under construction. The number of competitive communities in a particular area could have an effect on the Company's ability to lease apartments at the Communities or at any newly developed or acquired properties and on the rents charged by the Company. In addition, other forms of housing, such as single family homes, townhomes and condominiums provide alternatives to potential residents of high quality apartment complexes like the Communities.

Environmental Matters

       Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

       The Company believes that the Communities are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

Employees

       As of January 15, 1997, the Company, primarily through the Management Company, employed 583 persons. The Management Company and/or the Operating Partnership employ substantially all of the professional employees that are currently engaged in the residential property management, development, acquisition and construction businesses of the Company. The Company believes that its relations with its employees are good.

Regulation

       Apartment communities are subject to various laws, ordinances and regulations, including laws, ordinances and regulations related to fair housing, Americans with disabilities and building safety. The Company believes that each Community has the necessary permits and approvals to operate its business and that each Community is in material compliance with present laws, ordinances and regulations.

Seasonality

       The fall and winter months in the Company's Arizona markets generally experience somewhat higher seasonal occupancies.

                                   PROPERTIES

Stabilized Properties

       The following sets forth certain information regarding the current Stabilized Communities. All of the Communities are owned 100 percent in fee by the Company (indirectly through the Operating Partnership or the Financing Partnership). For a description of liens on certain of the Communities listed below, see Schedule III - Real Estate Investments and Accumulated Depreciation on page 25.


                                                                                                               Physical
                                                                                        Average    Average    Occupancy
                                                                            Year          Unit     Physical       as of
                                                                          Developed       Size    Occupancy    December
                                              Number of   Developed/         or         (Square     During          31,
Stabilized Communities              City      Apartments   Acquired       Acquired       Feet)      1996(1)    1996 (1)
- ----------------------          ------------  ----------  -----------  ---------------   ------     -------     -------
Arizona:
- -------
    Phoenix:
Acacia Creek                     Scottsdale          508   Acquired         1995           910          97%         98%
Bayside at the Islands            Gilbert            272   Developed        1988           870          93%         94%
Country Brook (4)                 Chandler           396    Acq/Dev     1991/1993/1996     961          93%         92%
Deer Creek Village                Phoenix            308   Acquired         1991           819          97%         92%
Gateway Villas                   Scottsdale          180   Developed        1995           998          96%         97%
Greenwood Village                  Tempe             270   Acquired         1993           884          96%         93%
Heritage Point                      Mesa             148   Acquired         1994           773          95%         91%
La Mariposa                         Mesa             222   Acquired         1990           928          95%         93%
La Valencia                         Mesa             361   Acquired         1990           950          92%         87%
Ladera                            Phoenix            248   Developed        1996         1,012          95%         98%
Little Cottonwoods                 Tempe             379  Acq/Acq/Dev    1989/89/90      1,023          91%         85%
Los Arboles (2)                   Chandler           232   Developed        1985           851          95%         92%
Mirador                           Phoenix            316   Developed        1996           987          85%         94%
Miramonte                        Scottsdale          151   Developed        1983           782          98%         99%
Morningside                      Scottsdale          160   Acquired         1992         1,019          95%         99%
Mountain Park Ranch               Phoenix            240   Developed        1995           961          93%         93%
Park Meadow (4)                   Gilbert            224    Acq/Dev      1992/1996         880          96%         93%
Preserve at Squaw Peak            Phoenix            108   Acquired         1991           952          96%         90%
Promontory Pointe (3)             Phoenix            304   Acquired         1988           986          91%         83%
Rancho Murietta                    Tempe             292   Acquired         1995           866          97%         87%
Scottsdale Courtyards            Scottsdale          274   Developed        1993         1,044          97%        100%
Scottsdale Meadows               Scottsdale          168   Developed        1984           888          95%         99%
Shadow Brook                      Phoenix            224   Acquired         1993         1,010          97%         98%
Shores at Andersen Springs        Chandler           299   Developed     1989/1993         889          97%         97%
Silver Creek                      Phoenix            174   Acquired         1991           775          98%         97%
Sonoran                           Phoenix            429   Developed        1995           965          93%         89%
Sun Creek                         Glendale           175   Acquired         1993           762          98%         98%
Superstition Vista                  Mesa             316   Acquired         1995           950          97%         96%
The Enclave                        Tempe             204   Developed        1995           952          97%        100%
The Heritage                      Phoenix            204   Developed        1995           973          93%         92%
The Ingleside                     Phoenix            120   Developed        1995           987          96%         94%
The Meadows                         Mesa             306   Acquired         1987           809          94%         92%
The Palms                         Phoenix            132   Developed        1990         1,026          93%         96%
The Pines                           Mesa             194   Acquired         1992           887          96%         94%
Towne Square (4)                  Chandler           584    Acq/Dev    1992/1995/1996      960          92%         90%
Villa Encanto                     Phoenix            382   Developed        1983           810          99%         99%
Village at Lakewood               Phoenix            240   Developed        1988           857          94%         98%
                                                  ------
                                                   9,744
                                                  ------

                                                                                                                   Physical
                                                                                           Average     Average    Occupancy
                                                                               Year          Unit      Physical       as of
                                                                             Developed       Size     Occupancy    December
                                               Number of   Developed/           or         (Square      During          31,
                                     City      Apartments   Acquired         Acquired       Feet)       1996(1)    1996 (1)
                                 ------------  ----------  -----------    ---------------   ------      -------     -------
    Tucson:
Harrison Park (3)                  Tucson            172   Acquired          1991/1996        809          87%         85%
La Reserve                       Oro Valley          240   Developed            1988          900          91%         92%
Orange Grove Village (4)           Tucson            400    Acq/Dev          1991/1996        714          93%         87%
Suntree Village                  Oro Valley          424   Acquired             1992          831          91%         93%
The Arboretum                      Tucson            496    Acq/Dev          1992/1995        886          93%         89%
The Legends                        Tucson            312   Developed            1995        1,041          94%         94%
Village at Tanque Verde            Tucson            217    Acq/Dev          1990/1995        694          90%         83%
                                                  ------
                                                   2,261
                                                  ------
Total Arizona                                     12,005
California:
- -----------
The Ashton                      Corona Hills         492   Acquired             1995          850          94%         92%
Canyon Crest Views (5)           Riverside           178   Acquired             1996        1,193          97%         96%
Portofino (6)                   Chino Hills          176   Acquired             1996          873          99%         98%
Parkview Terrace (6)              Redlands           558   Acquired             1996          801          96%         95%
Redlands Lawn & Tennis (7)        Redlands           496   Acquired             1996          795          89%         89%
                                                  ------                                   ------
Total California                                   1,900
                                                  ======
               Total                              13,905                                   44,343
                                                  ======                                   ======
               Weighted                              283                                      905
                Average                           ======                                   ======

- --------------------
(1) Physical occupancy is defined as apartments occupied or leased (including models and employee apartments) divided by the total number of leasable apartments within the Community, expressed as a percentage.

(2) The Company owns approximately a 10 percent interest in the joint venture that owns Los Arboles II, as well as two promissory notes with an outstanding balance of approximately $760,000, secured by subordinated liens on such property. Los Arboles II contains 200 apartments, was developed in 1987, has an average unit size of 843 square feet and had average physical occupancy during 1996 of 95 percent and physical occupancy as of December 31, 1996 of 92 percent.

(3) Another phase of this community is currently under development. See "Development and Construction Activity" below.

(4) A new phase of this community was completed and reached stabilized occupancy in 1996.

(5)  Property was acquired June 1996.

(6)  Property was acquired July 1996.

(7)  Property was acquired December 1996.

       Of the current Stabilized Communities included in the table, 37 are located in the greater Phoenix area, seven are located in the Tucson area and five are located in California. All of the Stabilized Communities are managed and operated by the Company and have an average size of 283 units. The Stabilized Communities are primarily oriented to upscale residents seeking high levels of amenities, such as clubhouses, exercise rooms, tennis courts, swimming pools, therapy pools and covered parking. The average unit size of the Stabilized and Communities under Construction combined is 905 square feet. All have fully-equipped kitchens with upgraded cabinets, individual utility metering, dishwashers, microwave ovens, separate dining areas, individual storage, spacious patios and balconies, and ceramic tile entries. Most have washers/dryers; and many offer high ceilings, fireplaces, and alarm system prewiring.

Development and Construction Activity

The apartment Communities under Construction and in Lease-Up are listed below:

                                                                                         Actual        Actual or
                                                            Average   Estimated          Date of       Estimated    Estimated
                                                             Unit     Construction    Construction     Commence-     Date of
                                                    Total    Size        Cost           Commence-       ment of     Stabilized
                  Name                      City    Units  (Sq. Ft.)  (Millions)          ment          Lease-Up    Occupancy
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Quarter
                                                                                      ----------------------------------------
Phoenix
- -------
The Hawthorne                             Phoenix     276       904         $17              4:95         3:96          3:97
The Isle at Arrowhead Ranch               Glendale    256       940          17              2:96         4:96          4:97
Promontory Pointe II
 Expansion                                Phoenix     120     1,013           8              4:95         3:96          2:97
                                                  -------            ----------
                                                      652                    42
Tucson
- ------
Bear Canyon                               Tucson      238       973          15              3:95         2:96          2:97
Harrison Park II Expansion                Tucson      188       974          10              3:95         2:96          2:97
                                                  -------            ----------
                                                      426                    25
                                                  -------            ----------
     Total                                          1,078                   $67
                                                  =======            ==========

       The Company owns sites in the Phoenix area intended for the development of four additional multifamily apartment communities, which, if completed, are expected to contain approximately 1115 apartment units. In February 1997, the Company began the construction at one of the sites of the first phase of The Retreat, which will contain 240 apartment units. The Company currently anticipates that the first phase of the Retreat will achieve stabilized occupancy in the third quarter of 1998. The Company currently anticipates that it will develop three additional communities in the Phoenix area (with approximately an aggregate of 635 units) and the second phase of the Retreat (with an additional 240 units) over the course of the next two years. The Company currently estimates that such developments, if completed, would reach stabilized occupancy during the latter part of 1998 through the end of 1999. There can be no assurance that the Company will succeed in obtaining any necessary governmental approvals or any financing required to develop the remaining sites or the completion of phase II of the Retreat, or that the Company will decide to develop any particular project.

       The forward-looking information set forth in the table and paragraph above is based upon a number of estimates and assumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. The actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of the Company including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rates.

ITEM 7.   Financial Statements, Pro forma Financial Information and Exhibits

           (a) Financial Statements of Business to be Acquired
     FINANCIAL STATEMENTS OF EVANS WITHYCOMBE RESIDENTIAL, INC.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Evans Withycombe Residential, Inc.

       We have audited the accompanying consolidated balance sheets of Evans Withycombe Residential, Inc. and subsidiaries (the Company) as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule. These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.



                                    Ernst & Young LLP



Phoenix, Arizona
January 31, 1997

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                          CONSOLIDATED BALANCE SHEETS
              (Amounts in thousands, except for number of shares)

                                                                  December 31, 1996            December 31, 1995
                                                                  -----------------            -----------------
ASSETS
Real Estate:
  Land.......................................................         $121,915                      $ 95,908
  Buildings and improvements.................................          543,839                       389,846
  Furniture and fixtures.....................................           29,567                        23,736
  Construction-in-progress...................................           66,229                        77,693
                                                                      --------                      --------
                                                                       761,550                       587,183

  Less accumulated depreciation..............................          (38,331)                      (17,511)
                                                                      --------                      --------
                                                                       723,219                       569,672
Cash and cash equivalents....................................            2,568                         3,634
Restricted cash..............................................            1,622                           522
Accounts and notes receivable................................            3,500                         2,065
Deferred costs, net of accumulated amortization
  of $1,265 and $507 at December 31, 1996
  and 1995, respectively.....................................            3,838                         2,946
Other assets.................................................            1,587                         1,656
                                                                      --------                      --------
Total assets.................................................         $736,334                      $580,495
                                                                      ========                      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable...................................         $436,172                      $297,456
Accounts payable and other liabilities.......................            7,833                         9,379
Dividends payable............................................                -                         6,127
Accrued interest.............................................            1,417                           605
Accrued property taxes.......................................            2,912                         2,358
Resident security deposits...................................            1,818                         1,497
Prepaid rent.................................................              585                           438
                                                                      --------                      --------
Total liabilities............................................          450,737                       317,860

Minority interest............................................           56,592                        64,487

Stockholders' Equity:
  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, issued and outstanding - none................                -                             -
  Common stock, $.01 par value, 100,000,000 shares
    authorized, 18,366,902 and 16,123,279 issued
    and outstanding at December 31, 1996 and
    1995, respectively.......................................              184                           161
  Additional paid-in capital.................................          253,425                       209,344
  Unamortized employee restricted stock compensation.........             (465)                         (698)
  Distributions in excess of net income......................          (24,139)                      (10,659)
                                                                      --------                      --------
Total stockholders' equity...................................          229,005                       198,148
                                                                      --------                      --------
Total liabilities and stockholders' equity...................         $736,334                      $580,495
                                                                      ========                      ========

See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
   (Amounts in thousands, except for number of shares and per share amounts)

                                                                                  Evans
                                                   Evans           Evans       Withycombe
                                                 Withycombe     Withycombe    Residential,
                                                Residential,   Residential,       Inc.
                                                    Inc.           Inc.         and Group
                                                ------------   ------------   ------------
                                                         Year Ended December 31,
                                                ------------------------------------------
                                                    1996          1995           1994
                                                ------------   ------------   ------------
Revenues:
  Rental......................................  $    94,350    $    68,864    $    51,097
  Third party management fees.................        1,157          1,268          1,668
  Interest and other..........................        6,195          4,478          4,424
                                                -----------    -----------    -----------
    Total revenues............................      101,702         74,610         57,189

Expenses:
  Repairs and maintenance.....................       11,607          8,293          6,288
  Property operating..........................       12,713          8,699          7,834
  Advertising.................................        1,864          1,244            966
  Real estate taxes...........................        6,915          4,723          3,204
  Property management.........................        3,225          2,825          2,505
  General and administrative..................        1,698          1,588          1,409
  Interest....................................       24,225         12,650          7,836
  Depreciation and amortization...............       20,885         13,762         10,333
  Other.......................................          --             --           5,233
                                                -----------    -----------    -----------
    Total expenses............................       83,132         53,784         45,608
                                                -----------    -----------    -----------

Income before minority interest...............       18,570         20,826         11,581
Minority interest.............................       (4,010)        (4,594)        (1,548)
                                                -----------    -----------    -----------
Net income....................................  $    14,560    $    16,232    $    10,033
                                                ===========    ===========    ===========


Earnings per share............................  $      0.84    $      1.01
                                                ===========    ===========


Earnings per share, period from
  August 17 to December 31, 1994..............                                $      0.38
                                                                              ===========


Weighted average shares outstanding...........   17,409,897     16,053,453     15,967,432
                                                ===========    ===========    ===========


See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   (Amounts in thousands, except for number of shares and per share amounts)

                                                                             Additional    Unamortized
                                                                              Paid-in       Employee
                                                                              Capital      Restricted     Distributions
                                                      Number of   Common      (Owners'        Stock       in Excess of
                                                       Shares     Stock       Equity)     Compensation     Net Income       Total
                                                      ---------   ------      -------     ------------    -------------    --------
Owners' equity, December 31, 1993...............              -     $  -       $142,886         $     -     $      -       $142,886
  Capital contributions.........................              -        -          9,660               -            -          9,660
  Distributions.................................              -        -        (15,204)              -            -        (15,204)
  Net income, January 1 to August 16, 1994......              -        -          4,012               -            -          4,012
                                                    -----------   ------       --------   -------------     --------       --------
                                                              -        -        141,354               -            -        141,354
  The Offering and formation of the Company.....     16,021,078      160        119,287               -            -        119,447
  Minority interest of unitholders in
    Operating Partnership at date of Offering...              -        -        (53,343)              -            -        (53,343)
  Net Income, August 17 to December 31, 1994....              -        -              -               -        6,021          6,021
  Dividends on common stock ($.55 per share)....              -        -              -               -       (8,812)        (8,812)
                                                    -----------   ------       --------   -------------     --------       --------
Stockholders' equity, December 31, 1994.........     16,021,078      160        207,298               -       (2,791)       204,667
  Net income....................................              -        -              -               -       16,232         16,232
  Dividends on common stock ($1.50 per share)...              -        -              -               -      (24,100)       (24,100)
  Conversion of units to common stock...........         19,399        -            390               -            -            390
  Issuance of restricted common stock for
    executive deferred compensation.............         82,802        1          1,656          (1,657)           -              -
  Amortization of deferred compensation.........              -        -              -             959            -            959
                                                    -----------   ------       --------   -------------     --------       --------
Stockholders' equity, December 31, 1995.........     16,123,279      161        209,344            (698)     (10,659)       198,148

  Net income....................................              -        -              -               -       14,560         14,560
  Dividends on common stock ($1.58 per
  share)........................................              -        -              -               -      (28,040)       (28,040)
  Proceeds of second offering, net of
    underwriting discount and offering costs of
    $3,237......................................      2,088,889       21         40,870               -            -         40,891
  Conversion of units to common stock...........        132,793        2          2,581               -            -          2,583
  Exercise of stock options.....................         19,500        -            390               -            -            390
  Issuance of restricted stock..................         10,895        -            240            (240)           -              -
  Forfeiture of restricted stock................         (8,454)       -              -               -            -              -
  Amortization of deferred compensation.........              -        -              -             473            -            473
                                                    -----------   ------       --------   -------------     --------       --------
Stockholders' equity, December 31, 1996.........     18,366,902     $184       $253,425         $  (465)    $(24,139)      $229,005
                                                    ===========   ======       ========   =============     ========       ========

          See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)


                                                            Evans               Evans               Evans
                                                         Withycombe          Withycombe          Withycombe
                                                         Residential,        Residential,        Residential,
                                                            Inc.                Inc.                Inc.
                                                            ----                ----              and Group
                                                                                                  ---------

                                                                      Year Ended December 31,
                                                         --------------------------------------------------
                                                            1996                1995                1994
                                                         ----------           ---------           ---------
Cash flows from operating activities
Net income.............................................   $  14,560           $  16,232           $  10,033
Adjustments to reconcile net income to net cash
  provided by operating  activities:
    Depreciation and amortization......................      21,578              14,420              10,703
    Amortization of executive deferred comp............         390                 693                 267
    Minority interest..................................       4,010               4,594               1,548
    Write-off of development and acquisition
     costs.............................................         227                   -                   -
    Write-off of deferred loan costs...................           -                 172                   -
Decrease (increase) in assets
    Restricted cash....................................      (1,100)                561                (129)
    Accounts and notes receivable......................      (1,435)               (758)             (1,111)
    Other assets.......................................          69              (1,104)              3,136
(Decrease) increase in liabilities
    Accounts payable and other liabilities.............      (1,546)                153               4,444
    Due to related parties and owners..................           -                   -              (6,482)
    Accrued interest...................................         812                 505                (818)
    Accrued property taxes.............................         554                 825                  62
    Resident security deposits.........................         321                 500                  54
    Prepaid rent.......................................         147                (262)                (98)
                                                          ---------           ---------           ---------
Net cash provided by operating activities..............      38,587              36,531              21,609

Cash flows from investing activities
Purchase of real estate assets.........................    (127,811)           (116,716)           (207,978)
Payment for organization and loan costs................      (1,650)             (1,345)             (3,673)
                                                          ---------           ---------           ---------
Net cash (used) in investing activities................    (129,461)           (118,061)           (211,651)

Cash flows from financing activities
Proceeds from Public Offering, net of expenses.........      40,891                   -             181,262
Proceeds from exercise of options......................         390                   -                   -
Proceeds from mortgage notes and
  credit facility......................................     269,778             315,653             122,522
Principal payments on mortgage notes...................    (177,762)           (202,477)           (101,280)
Dividends paid.........................................     (34,167)            (23,901)             (2,884)
Minority interest distributions........................      (9,322)             (6,550)             (2,265)
Distributions to owners................................           -                   -             (17,012)
Capital contributions..................................           -                   -               9,660
                                                          ---------           ---------           ---------
Net cash provided by financing activities..............      89,808              82,725             190,003
                                                          ---------           ---------           ---------
Net increase (decrease) in cash and cash
  equivalents..........................................      (1,066)              1,195                 (39)
Cash and cash equivalents, beginning of year...........       3,634               2,439               2,478
                                                          ---------           ---------           ---------
Cash and cash equivalents, end of year.................   $   2,568           $   3,634           $   2,439
                                                          =========           =========           =========
Supplemental information
Cash paid during the year for interest.................   $  22,648           $  11,487           $   8,284
                                                          =========           =========           =========

Supplemental disclosure of non-cash activity
Assumption of debt related to the acquisition of
  apartment communities                                   $46,700     $56,493     $  -
                                                          =======     =======     ====
Acquisition of apartment communities through
  issuance of units in the Operating Partnership          $     -     $14,207     $  -
                                                          =======     =======     ====
Issuance of stock under restricted stock
 incentive plan                                           $    83     $   959     $  -
                                                          =======     =======     ====
Conversion of units to common stock                       $ 2,583     $   390     $  -
                                                          =======     =======     ====

See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1996
   (Amounts in thousands, except for number of shares or units and per share amounts)


1.     Organization and Formation of the Company

       Evans Withycombe Residential, Inc. (the "Company") is one of the largest developers and managers of upscale apartment communities in Arizona and is expanding its operation into selected sub-markets in Southern California. The Company owns and manages 49 stabilized multifamily apartment communities containing 13,905 units, of which 44 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,005 units and five stabilized multifamily apartment communities are located in the Riverside/San Bernardino, California market containing a total of 1,900 units. The Company considers an apartment community stabilized when it reaches 93 percent physical occupancy. The Company is also in the process of developing or expanding five multifamily apartment communities comprising 1,078 units in its Arizona markets. The Company is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. The Company had approximately 580 employees at December 31, 1996.

       The Company was incorporated on May 24, 1994 to develop, acquire, own and manage upscale multifamily apartment communities. On August 17, 1994, the Company completed an initial public offering and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to Evans Withycombe Residential, L. P. (the "Operating Partnership") or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). The Company is the sole general partner of and owned a
79.7 percent, 77.02 percent and 79.50 percent interest in the Operating Partnership at December 31, 1996, 1995 and 1994, respectively. The Company also holds a noncontrolling interest in Evans Withycombe Management, Inc. (the "Management Company").

       In the second quarter of 1996, the Company completed the Second Offering. The net proceeds from the Second Offering were used to repay a portion of the Revolving Credit Facility.

       The Company elected to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes. A corporate REIT is a legal entity which holds real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.

2.     Basis of Presentation

       The accompanying consolidated financial statements of Evans Withycombe Residential, Inc. include the consolidated accounts of the Company, the Operating Partnership, the Financing Partnership and the Management Company from the date of the Offering, August 17, 1994. The accompanying financial statements of Evans Withycombe Residential Group (the "Predecessor") prior to August 17, 1994, include the accounts of various partnerships sponsored by Evans Withycombe. The Predecessor was a combination of affiliated entities that had ownership in multifamily communities in the Phoenix and Tucson, Arizona area; it was not a separate legal entity. The Predecessor accounts are presented on a combined basis because all of the communities were managed by Evans Withycombe which had a significant ownership interest in each of the communities and because these communities were the subject of business combination in connection with the formation of the Company.

       All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassification

       Certain amounts in the 1995 balance sheet and statement of stockholders' equity have been reclassified to conform to the 1996 presentation.

3.     Summary of Significant Accounting Policies

Real Estate Assets and Depreciation

       The Company records its real estate assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of", which was issued by the Financial Accounting Standards Board in March 1995 and the Company adopted in 1996. SFAS No. 121 requires that long-lived assets such as real estate assets, be reviewed whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the estimated future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between book value and fair value as opposed to the difference between book value and net realizable value under the previous accounting standard. For long-term assets like apartment communities, the determination of whether there is an impairment loss is dependent primarily on the Company's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At December 31, 1996 the Company does not hold any assets that meet the impairment criteria of SFAS No. 121.

       Costs related directly to the acquisition and improvement of real estate are capitalized. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis. Interest capitalized was $2,714, $5,048 and $2,724, for the years ended December 31, 1996, 1995 and 1994, respectively.

       Ordinary repairs, maintenance and costs incurred in connection with resident turnover such as unit cleaning, painting, and carpet cleaning are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which ranges from 10 to 40 years for buildings and improvements and five to eight years for furnishings and equipment.

       The Company reports developments and lease-up properties as construction-in-progress until construction on the apartment community has been completed and the apartment community has reached stabilized occupancy.

       The Company also reports land relating to construction-in-progress as land on its balance sheet. Land associated with construction-in-progress was $16,542 and $16,414 at December 31, 1996 and 1995, respectively.

Revenue Recognition

       Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

Cash and Cash Equivalents

       Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of demand deposits in banks.

Restricted Cash

       Restricted cash includes restricted deposits for sinking fund accounts related to tax exempt bonds, property taxes and escrow accounts.

Deferred Costs

       Costs incurred in obtaining long-term financing are deferred. These costs are amortized on the effective interest method over the terms of the related debt agreements.

Income Taxes

       The Company has made an election to be taxed as a REIT and accordingly, no federal or state income taxes have been provided in the accompanying consolidated financial statements.

Use of Estimates


       The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings Per Share

       Earnings per share has been computed by dividing net income for the years ended December 31, 1996 and 1995 and the period ended December 31, 1994, respectively, by the weighted average number of shares outstanding. Historical earnings per share data for the periods ended prior to the Offering on August 17, 1994 are not relevant since the financial information prior to such date is comprised of combined operations of partnerships and corporations.

4.     Other

       Prior to the Initial Public Offering, Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted unfunded, unsecured rights to receive cash payments based on the distributions from certain partnerships in which Evans Withycombe owned an interest. The awards would have vested over a six-year period from the date of grant. In connection with the Initial Public Offering, all rights of Participants under the Executive Plan were canceled, and the participants received (a) an aggregate of approximately $2,600 in cash which was funded by Evans Withycombe, Inc. prior to the Initial Public Offering and (b) the right to receive an aggregate of 98,500 shares of restricted stock from the Company one year following the Offering if they remain as employees of the Company during such period. One third of the shares will vest on each of the second, third and fourth anniversaries of the Offering based on an offering price per share of $20 (See Stock Incentive Plan footnote). The $2,600 cash payment, which represents an estimate of the executives' vested share of the gain, was expensed by Evans Withycombe, Inc. during the third quarter of 1994 prior to the Initial Public Offering.

       In connection with the repayment of existing indebtedness at the time of the offering, prepayment penalties and lender participation (additional interest) totaling $2,600 were paid.

5.     Mortgage and Notes Payable

       The Company's mortgage notes and notes payable consists of the following at December 31:

                                                                                          1996           1995
                                                                                        --------       --------
Mortgage note payable at fixed interest rate of 7.2 percent, monthly principal          $      -       $  5,457
and interest payments through August 18, 1996.  The unpaid principal balance was repaid on August 18, 1996.

Mortgage note payable at fixed interest rate of 8.0 percent, monthly principal             5,380          5,463
and interest payments.  The unpaid principal balance was repaid on January 9,
1997.

Mortgage note payable at fixed interest rate of 8.0 percent, monthly principal             4,340          4,406
and interest payments. The unpaid principal balance was repaid on January 9,
1997.

Mortgage note payable at fixed interest rate of 8.0 percent,  monthly principal            8,951          9,063
and interest payments. The unpaid principal balance was repaid on January 9,
1997.

Mortgage note payable at fixed interest rate of 8.28 percent, monthly principal            6,225          6,339
and interest payments.  The unpaid principal balance was repaid on January 31,
1997.

Mortgage note payable at fixed interest rate of 9.95 percent, monthly principal           12,065         12,184
and interest payments through September 15, 1997, remaining balance due
September 15, 1997.

Mortgage note payable at fixed interest rate of 9.3 percent, monthly principal             3,182          3,212
and interest payments through September 15, 1997, remaining balance due
September 15, 1997

$50 million securitized debt at a fixed interest rate of 7.17 percent, monthly            49,509         50,000
principal and interest payments through January 1, 2006, remaining balance due
January 1, 2006.  Secured by first mortgage liens on 5 communities.

Securitized debt at a fixed stated interest rate of 7.98 percent, with an                130,520        130,439
effective interest rate of 8.05 percent, monthly interest only payments through
August 1, 2001. Secured by first mortgage liens on 22 communities.  The face amount of $131 million is  due August 1, 2001.  The balance is net of unamortized discount of $480 and $561 at December 31, 1996 and 1995, respectively.

$13 million short term note payable at a fixed interest rate of 6.0 percent.                   -         13,000
Interest only payments with the unpaid principal balance due January 5, 1996.
The unpaid principal balance was repaid on January 5, 1996.

$17.3 million tax exempt bonds with a floating interest rate based on the tax             17,300         17,300
exempt note rate set by the remarketing agent, or at the option of the Company can convert to a fixed rate as determined by the remarketing agent.  Secured by a $17.5 million direct pay letter of credit agreement, interest payments only matures December 1, 2007 (Effective interest rate of 5.16 percent at December
31, 1996).

$22.6 million tax exempt bonds with a floating interest rate based on the tax             22,650              -
exempt note rate set by the remarketing agent, interest payments only.  Secured by a $22.8 million direct pay letter of credit, matures February 1, 2016.
(Effective interest rate of 5.65 percent at December 31, 1996).

                                                                                      1996            1995
                                                                                      ----            ----
$24.05 million tax exempt bonds with a floating interest rate based on the tax      $ 24,050        $     -
exempt note rate set by the remarketing agent. Interest payments only. Secured by a $24.4 million direct pay letter of credit agreement, matures August 1,
2005. (Effective interest rate of 6.14 percent at December 31, 1996).

$225 million unsecured Revolving Credit Facility with floating interest rate         152,000          40,593
based on LIBOR plus 1.50 percent or at the option of the Company at prime, interest payments only.  Matures September 24, 1999 (Effective interest rate of 7.2 percent at December 31, 1996).
                                                                                    --------        --------
                                                                                    $436,172        $297,456
                                                                                    ========        ========



Each of the mortgage loans is secured by a first mortgage on separate communities.

Principal maturities as of December 31, 1996 are as follows:


          1997                                          $ 40,625
          1998                                               563
          1999                                           152,605
          2000                                               650
          2001                                           131,218
          Thereafter                                     110,511
                                                        --------
                                                        $436,172
                                                        ========

The $225 million Revolving Credit Facility provides funding for working capital, construction activities and acquisitions.

The Company has three direct pay letters of credit of $17,500, $22,800 and $24,400 which serve as a credit enhancement for the tax exempt bonds. The letters of credit are secured by a first mortgage on four apartment communities.

On January 9, 1997, the Company extinguished the debt on three mortgages with unpaid principal balances of approximately $18,700 with proceeds from the Revolving Credit Facility. As a result, the Company incurred a loss from the early extinguishment of debt of approximately $1,200. The Company prepaid the $6,225 mortgage note on January 31, 1997 with proceeds from the Revolving Credit Facility which resulted in an additional loss from the early extinguishment of debt of approximately $300. The loss from early extinguishment of debt was recorded by the Company in the first quarter 1997.

6.  Distributions

On December 31, 1996, the Company paid a distribution of $.40 per share ($7,311) to shareholders and $.40 per unit ($1,906) to unitholders of record as of December 24, 1996. Approximately 36 percent and 30 percent of the dividends and distributions paid during 1996 and 1995 represented return of capital to the shareholders and unitholders.

7.  Management and Development Fees

The Company performs management services for certain unaffiliated communities. Management fees received from managed communities were $1,157, $1,268, and $1,668 for the years ended December 31, 1996, 1995 and 1994, respectively. Included in 1996 third party management fees is a non recurring $500 fee received in exchange for terminating the management contract on nine apartment communities containing 1,298 apartment units in the second quarter of 1996.

Prior to the Offering, in conjunction with development of projects, the communities paid development fees to affiliates of $4,554 for the period ended August 16, 1994.

8.  Retirement Plan

The Company has a defined contribution wealth accumulation plan and trust (the "Plan") covering all employees who have elected to participate in the Plan. Each participant may make pretax contributions to the Plan up to the maximum allowed by the IRS. The Company makes a matching contribution of 25 percent of the participant's contribution up to 1 percent of a participant's salary, which totaled $113, $53, and $91 for 1996, 1995, and 1994, respectively.

9.  Commitments and Contingencies


The Company leases office space in buildings and certain equipment under noncancelable operating leases. Future minimum payments under these leases with initial terms of one year or more consist of the following at December 31, 1996:


          1997                                             $358
          1998                                              364
          1999                                              224
          2000                                                4
                                                           ----
                                                           $950
                                                           ====


Rent expense for the years ended December 31, 1996, 1995 and 1994 was $360, $300, and $288, respectively.

10.  Stock Incentive Plan

Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.5% and 6.5%; dividend yields of 7.5% and 7.4%; volatility factors of the expected market price of the Company's common stock of 0.18 and 0.18; and a weighted-average expected life of the option of 5 years. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1997.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (amounts in thousands except for earnings per share information):


                                                          1996          1995
                                                          ----          ----
          Pro forma net income                           $14,557       $16,232
          Pro forma primary earnings per share           $  0.84       $  1.01

Exercise prices for options outstanding as of December 31, 1996 ranged from $18.25 to $22.25. The weighted-average remaining contractual life of those options is 7.6 years.

Initially 1,830,000 shares of the Company's common stock were reserved for issuance under the plan. Information with respect to stock options granted during 1996, 1995 and 1994 is as follows:


                                                                              Weighted
                                                                              Average
                                                                           Exercise Price
                                                           Shares            Per Share
                                                           ------            ---------
Options granted on August 17, 1994                          685,200              $20.00
       Exercised                                                  -                   -
       Granted                                               16,000               19.65
       Forfeited                                             (4,840)              20.00
                                                           --------              ------
Options outstanding at December 31, 1994                    696,360               19.99
       Exercised                                                  -                   -
       Granted                                               21,000               19.74
       Forfeited                                            (18,185)              20.00
                                                           --------              ------
Options outstanding at December 31, 1995                    699,175               19.98
       Exercised                                            (19,500)              20.00
       Granted                                              345,000               21.96
       Forfeited                                           (115,825)              20.00
                                                           --------              ------
Options outstanding at December 31, 1996                    908,850              $20.63
                                                           ========              ======
Options exercisable:
       December 31, 1994                                          -                   -
       December 31, 1995                                    175,300              $20.00
       December 31, 1996                                    357,700              $19.98


Options to purchase 901,650, 1,130,825 and 1,133,640 shares of common stock were available for grant under the plan at December 31, 1996, 1995 and 1994, respectively.


Executive Stock Incentive Plan

Prior to the Offering, the Company's predecessor Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted the right to receive an aggregate of 98,500 shares of restricted stock from the Company one year following the Offering if they remain employees of the Company during such period. One-third of the shares vest on each of the second, third and fourth anniversaries of the Offering based on an offering price per share of $20. The expense is being amortized ratably over the periods in which the shares vest and an expense of $390 and $698 and $267 for the years ended December 31, 1996, 1995 and 1994, respectively, is included in general and administrative expense. Information with respect to the executive restricted stock incentive plan is as follows:


                                                                Shares
                                                                ------
       Restricted stock at December 31, 1994                    98,500
       Forfeited                                               (15,698)
                                                               -------
       Restricted stock at December 31, 1995                    82,802
       Forfeited                                                (8,454)
                                                               -------
       Restricted stock at December 31, 1996                    74,348
                                                               =======
       Number of shares vested                                  27,600

Restricted Stock Program

In 1996, the Company awarded 10,895 shares of restricted stock to certain employees of the Company under its 1994 Stock Incentive Plan. The restricted stock vests ratably over periods ranging from one to four years from the date of the award and are based on the price of the stock at the award date which ranges from $20.75 to $22.25. The related expense will be amortized ratably over the periods in which the shares vest and an expense of $83 is included in general and administrative expense for the year ended December 31, 1996.

11.  Minority Interest

Minority interest at December 31, 1996, 1995 and 1994, respectively, is comprised of the following:


                                                                  Number
                                                                 of Units         Dollars
                                                                ----------        -------
     Minority interest of unit holders in
      operating partnership at date of offering                  4,119,452        $53,343
     Allocation of net income                                            -          1,548
     Distributions ($.55 per unit)                                       -         (2,265)
                                                                 ---------        -------
     Balance at December 31, 1994                                4,119,452         52,626

     Issuance of units to acquire apartment communities            710,550         14,207
     Conversion of units to common stock                           (19,399)          (390)
     Allocation of net income                                            -          4,594
     Distributions ($1.50 per unit)                                      -         (6,550)
                                                                 ---------        -------
     Balance at December 31, 1995                                4,810,603         64,487

     Conversion of units to common stock                          (132,793)        (2,583)
     Allocation of net income                                            -          4,010
     Distributions ($1.58 per unit)                                      -         (9,322)
                                                                 ---------        -------
     Balance at December 31, 1996                                4,677,810        $56,592
                                                                 =========        =======

The Units can be redeemed for cash or shares of common stock of the Company on a one-for-one basis at the Company's option. Minority interest of unitholders in the Operating Partnership is calculated based on the weighted average of shares of common stock and Units outstanding during the period.

12.  Fair Value of Financial Instruments

The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash equivalents, accounts receivable, accounts payable and other accruals are carried at amounts that reasonably approximate their fair values as of December 31, 1996 and 1995. The Company's debt has an estimated aggregate fair value of approximately $437,800 at December 31, 1996 compared to the carrying value of $436,172. At December 31, 1995, the Company's debt had an estimated fair value of approximately $298,800 compared to the carrying value of $297,456. Fair values were estimated using discounted cash flow analyses, based on interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities.

13.  1994 Results of Operations

       The 1994 results of operations of the Company and its Predecessor are as follows:

                                             Evans Withycombe         Evans Withycombe
                                             Residential, Inc.       Residential Group
                                             -----------------       -----------------

                                               August 17 to             January 1 to
                                             December 31, 1994        August 16, 1994
                                             -----------------        ---------------
     Revenues:
       Rental.............................         $20,185                 $30,912
       Third party management fees........             560                   1,108
       Interest and other.................           1,258                   3,166
                                                   -------                 -------
     Total revenues.......................          22,003                  35,186
     Expenses:
       Repairs and maintenance............           2,642                   3,646
       Property operating.................           2,392                   5,442
       Advertising........................             345                     621
       Real estate taxes..................           1,251                   1,953
       Property management................           1,104                   1,401
       General and administrative.........             644                     765
       Interest...........................           2,302                   5,534
       Depreciation and amortization......           3,754                   6,579
       Other..............................               -                   5,233
                                                   -------                 -------
     Total expenses.......................          14,434                  31,174
                                                   -------                 -------
     Income before
       minority interest..................           7,569                   4,012
     Minority interest....................          (1,548)                      -
                                                   -------                 -------
     Net income...........................         $ 6,021                 $ 4,012
                                                   =======                 =======

14. Selected Quarterly Financial Information (Unaudited, in thousands, except per share amounts)

                                                                  Quarter
                                         First           Second           Third           Fourth
                                         -----           ------           -----           ------
1996

Revenue                                 $24,179          $24,106         $25,956          $27,461
Net operating income............         16,858           16,308          16,742           18,695
Income before
 minority interest..............          5,283            4,682           3,927            4,678
Minority interest...............         (1,212)          (1,027)           (812)            (959)

Net income......................          4,071            3,655           3,115            3,719
Earnings per share..............        $   .25          $   .22         $   .17          $   .20

1995

Revenue                                 $16,300          $17,530         $19,088          $21,692
Net operating income............         11,444           12,015          12,312           15,880
Income before
 minority interest..............          5,606            4,868           4,586            5,766
Minority interest...............         (1,173)          (1,095)         (1,030)          (1,296)

Net income......................          4,433            3,773           3,556            4,470
Earnings per share..............        $   .28          $   .23         $   .22          $   .28

The Company defines net operating income as earnings before property management, general and administrative expense, interest and depreciation.

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
      SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)

                                                                            Costs Capitalized Subsequent
                                                       Initial Cost        to Acquisition / Construction
                                                  ------------------------------------------------------
                                                            Buildings and              Buildings and
Description                   Encumbrances        Land      Improvements      Land     Improvements
- -------------------------------------------------------------------------------------------------------
Same Store
  Phoenix
Bayside at the Islands
  Gilbert,  AZ                    $ 6,589       $1,877         $6,623       $1,429        $ 3,491
Country Brook
  Chandler, AZ                      7,792          937          3,886           25          6,578
Deer Creek Village
  Phoenix, AZ                       5,116          919          5,454          506          3,465
Greenwood Village
  Tempe, AZ                         6,553        1,770          7,119          349          2,322
Heritage Point
  Mesa, AZ                              -          666          5,125            -            397
La Mariposa
  Mesa, AZ                          4,750        1,440          3,962          608          2,620
La Valencia
  Mesa, AZ                          7,792        2,485          6,569        1,068          4,283
Little Cottonwoods
  Tempe, AZ                         9,424        2,834          6,655          216          7,161
Los Arboles
  Chandler, AZ                          -        1,160          7,836            -            237
Miramonte
  Scottsdale, AZ                    4,340        1,133          3,711            -            123
Morningside
  Scottsdale, AZ                    4,542          533          6,316          137          2,115
Park Meadow
  Gilbert,  AZ                      2,936          607          2,828          225          1,275
Preserve at Squaw Peak
  Phoenix, AZ                       3,172          377          4,252          141          1,939
Promontory Pointe
  Phoenix, AZ                       7,610        2,038          6,987         (379)         7,861
                                                                                           (9,905) *
Scottsdale Courtyards
  Scottsdale, AZ                   10,442        2,946          8,385           33          3,087
Scottsdale Meadows
  Scottsdale, AZ                    5,381        1,512          4,203            -            113
Shadow Brook
  Phoenix, AZ                       7,922        2,440          9,320          625          3,388
Shores at Andersen Springs
  Chandler, AZ                      8,196        2,095          9,682          649          3,949

* Write-down of real estate assets

                                  Gross Amounts at Which
                                Carried at Close of Period
                             ---------------------------------
                                      Buildings and               Accumulated        Year        Year          Depreciable
Description                   Land    Improvements      Total     Depreciation     Developed   Acquired       Lives in Years
- ----------------------------------------------------------------------------------------------------------------------------
Same Store
  Phoenix
Bayside at the Islands
  Gilbert,  AZ               $3,306      $10,114       $13,420          $815       1988-1989                   5 to 40 years
Country Brook
  Chandler, AZ                  962       10,464        11,426           954                      1991         5 to 40 years
Deer Creek Village
  Phoenix, AZ                 1,425        8,919        10,344           912                      1991         5 to 40 years
Greenwood Village
  Tempe, AZ                   2,119        9,441        11,560           961                      1993         5 to 40 years
Heritage Point
  Mesa, AZ                      666        5,522         6,188           424                      1994         5 to 40 years
La Mariposa
  Mesa, AZ                    2,048        6,582         8,630           528                      1990         5 to 40 years
La Valencia
  Mesa, AZ                    3,553       10,852        14,405           829                      1990         5 to 40 years
Little Cottonwoods
  Tempe, AZ                   3,050       13,816        16,866           939                      1989         5 to 40 years
Los Arboles
  Chandler, AZ                1,160        8,073         9,233           895                      1993         5 to 40 years
Miramonte
  Scottsdale, AZ              1,133        3,834         4,967           481                      1993         5 to 40 years
Morningside
  Scottsdale, AZ                670        8,431         9,101           731                      1992         5 to 40 years
Park Meadow
  Gilbert,  AZ                  832        4,103         4,935           450                      1992         5 to 40 years
Preserve at Squaw Peak
  Phoenix, AZ                   518        6,191         6,709           500                      1991         5 to 40 years
Promontory Pointe
  Phoenix, AZ                 1,659        4,943         6,602           392                      1988         5 to 40 years

Scottsdale Courtyards
  Scottsdale, AZ              2,979       11,472        14,451         1,035            1993                   5 to 40 years
Scottsdale Meadows
  Scottsdale, AZ              1,512        4,316         5,828           539                      1993         5 to 40 years
Shadow Brook
  Phoenix, AZ                 3,065       12,708        15,773         1,157                      1993         5 to 40 years
Shores at Andersen Springs
  Chandler, AZ                2,744       13,631        16,375         1,078            1993                   5 to 40 years

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
      SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)

                                                                            Costs Capitalized            Gross Amounts
                                                                              Subsequent to             at Which Carried
                                                     Initial Cost        Acquisition/Construction      at Close of Period
                                                ------------------------------------------------------------------------------------
                                                         Buildings and             Buildings and             Buildings and
Description                       Encumbrances   Land    Improvements      Land    Improvements       Land   Improvements    Total
- ------------------------------------------------------------------------------------------------------------------------------------
Same Store (continued)
Silver Creek
  Phoenix, AZ                         $3,211      $484       $3,157         $228      $2,429           $712       $5,586      $6,298
Sun Creek
  Glendale, AZ                         3,811       715        3,950          182       1,648            897        5,598       6,495
The Meadows
  Mesa, AZ                                 -       650        4,797            -       2,795            650        6,231       6,881
                                                                                      (1,361)*
The Palms
  Phoenix, AZ                          4,895     2,152        4,455        1,133       2,764          3,285        7,219      10,504
The Pines
  Mesa, AZ                             3,707       577        3,725          351       2,559            928        6,284       7,212
Towne Square
  Chandler, AZ                             -     1,042        8,413          277       3,614          1,319       12,027      13,346
Villa Encanto
  Phoenix, AZ                          8,951     2,884        8,558            -         844          2,884        9,402      12,286
Village at Lakewood
  Phoenix, AZ                          8,317     1,652        5,776        1,514       5,897          3,166       11,673      14,839
  Tucson
Harrison Park
  Tucson, AZ                           3,315       516        3,511            -         743            516        4,254       4,770
La Reserve
  Oro, Valley                          6,409     2,309        6,356          956       3,656          3,265       10,012      13,277
Orange Grove Village
  Tucson, AZ                           3,786       814        3,233          906       2,575          1,720        5,808       7,528
Suntree Village
  Oro, Valley                          8,550     1,246        8,862          326       3,713          1,572       12,575      14,147
The Arboretum
  Tucson, AZ                          16,684     1,014        8,323        1,526       3,349          2,540      11,6 72      14,212
Village at Tanque Verde
  Tucson, AZ                           6,436       690        1,280          745       4,895          1,435        6,175       7,610
                                     -----------------------------------------------------------------------------------------------
Subtotal Same Store                  180,629    44,514      183,309       13,776      84,619          58,290     267,928     326,218
Communities Stabilized Less Than
Two Years
  Phoenix
Gateway Villas
  Phoenix, AZ                              -     1,431       11,238            -         (50)         1,431       11,188      12,619

                                     Accumulated      Year        Year       Depreciable
                                     Depreciation   Developed   Acquired    Lives in Years
                                     -----------------------------------------------------
Same Store (continued)
Silver Creek
  Phoenix, AZ                             $546         1991                  5 to 40 years
Sun Creek
  Glendale, AZ                             624         1993                  5 to 40 years
The Meadows
  Mesa, AZ                                 532         1987                  5 to 40 years

The Palms
  Phoenix, AZ                              512         1990                  5 to 40 years
The Pines
  Mesa, AZ                                 679         1992                  5 to 40 years
Towne Square
  Chandler, AZ                           1,607         1992                  5 to 40 years
Villa Encanto
  Phoenix, AZ                              983         1991                  5 to 40 years
Village at Lakewood
  Phoenix, AZ                              915         1991                  5 to 40 years
 Tucson
Harrison Park
  Tucson, AZ                               393         1991                  5 to 40 years
La Reserve
  Oro, Valley                              732         1988                  5 to 40 years
Orange Grove Village
  Tucson, AZ                               605         1991                  5 to 40 years
Suntree Village
  Oro, Valley                            1,348         1992                  5 to 40 years
The Arboretum
  Tucson, AZ                             1,584         1992                  5 to 40 years
Village at Tanque Verde
  Tucson, AZ                               589         1990                  5 to 40 years
                                       -------
Subtotal Same Store                     25,269
Communities Stabilized Less Than
Two Years
  Phoenix
Gateway Villas
  Phoenix, AZ                              561         1994-1995             5 to 40 years

* Write-down of real estate assets

                                                 EVANS WITHYCOMBE RESIDENTIAL, INC.
                                SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                                         December 31, 1996
                                                       (Amounts in thousands)

                                                                           Costs Capitalized Subsequent     Gross Amounts at Which
                                                        Initial Cost       to Acquisition / Construction  Carried at Close of Period
                                                ------------------------------------------------------------------------------------
                                                           Buildings and                 Buildings and                Buildings and
Description                         Encumbrances    Land   Improvements        Land      Improvements       Land      Improvements
- ------------------------------------------------------------------------------------------------------------------------------------
Communities Stabilized Less Than
Two Years (continued)
Mountain Park Ranch
  Phoenix, AZ                            $ 9,704  $1,662        $12,540          $-              $ 28      $1,662          $12,568
Sonoran
  Phoenix, AZ                                  -   2,362         20,802           -                17       2,362           20,819
The Enclave
  Tempe, AZ                                8,367   1,500         10,527           -                26       1,500           10,553
The Heritage
  Phoenix, AZ                                  -   1,211         12,370           -               (13)      1,211           12,357
Towne Square Expansion Phase II
  Chandler, AZ                                 -       -          6,061           -                 -           -            6,061

  Tucson
Arboretum Expansion Phase II
  Tucson, AZ                                   -     914          8,383           -                 -         914            8,383
                                         -----------------------------------------------------------------------------------------
Subtotal Communities Stabilized
Less than Two Years                       18,071   9,080         81,921           -                 8       9,080           81,929

Developments and Lease-Up Properties
  Phoenix
Country Brook Expansion Phase III
  Chandler, AZ                                 -     543          6,779           -                 -         543            6,779
The Hawthorne
  Phoenix, AZ                                  -   2,695         14,087           -                 -       2,695           14,087
Ingleside
  Phoenix, AZ                                  -   1,204          6,242           -                 -       1,204            6,242
The Isle at Arrowhead Ranch
  Glendale, AZ                                 -   1,652          9,806           -                 -       1,652            9,806
Ladera
  Phoenix, AZ                                  -   2,979         14,884           -                 -       2,979           14,884
Mirador
  Phoenix, AZ                                  -   2,597         20,885           -                 -       2,597           20,885
Park Meadow Expansion Phase II
  Gilbert, AZ                                  -       4          3,998           -                 -           4            3,998
Promontory Pointe Expansion Phase II
  Phoenix, AZ                                  -     665          8,141           -                 -         665            8,141
Towne Square Expansion Phase III
  Chandler, AZ                                 -     605          6,092           -                 -         605            6,092

                                                     Accumulated      Year       Year     Depreciable
                                             Total   Depreciation   Developed  Acquired  Lives in Years
- -------------------------------------------------------------------------------------------------------
Communities Stabilized Less Than
Two Years (continued)
Mountain Park Ranch
  Phoenix, AZ                                $14,230        $1,032  1994-1995            5 to 40 years
Sonoran
  Phoenix, AZ                                 23,181         1,142  1994-1995            5 to 40 years
The Enclave
  Tempe, AZ                                   12,053           860  1994-1995            5 to 40 years
The Heritage
  Phoenix, AZ                                 13,568           769  1994-1995            5 to 40 years
Towne Square Expansion Phase II
  Chandler, AZ                                 6,061             -  1994-1995            5 to 40 years

  Tucson
Arboretum Expansion Phase II
  Tucson, AZ                                   9,297             -  1994-1995            5 to 40 years
                                             ---------------------
Subtotal Communities Stabilized
Less than Two Years                           91,009         4,364

Developments and Lease-Up Properties
  Phoenix
Country Brook Expansion Phase III
  Chandler, AZ                                 7,322           136       1995            5 to 40 years
The Hawthorne
  Phoenix, AZ                                 16,782           122       1995            5 to 40 years
Ingleside
  Phoenix, AZ                                  7,446           386       1995            5 to 40 years
The Isle at Arrowhead Ranch
  Glendale, AZ                                11,458             3       1996            5 to 40 years
Ladera
  Phoenix, AZ                                 17,863           727  1994-1995            5 to 40 years
Mirador
  Phoenix, AZ                                 23,482           921  1994-1995            5 to 40 years
Park Meadow Expansion Phase II
  Gilbert, AZ                                  4,002           100       1995            5 to 40 years
Promontory Pointe Expansion Phase II
  Phoenix, AZ                                  8,806            68       1995            5 to 40 years
Towne Square Expansion Phase III
  Chandler, AZ                                 6,697           177       1995            5 to 40 years

                                                EVANS WITHYCOMBE RESIDENTIAL, INC.
                                SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                                         December 31, 1996
                                                      (Amounts in thousands)

                                                                        Costs Capitalized Subsequent      Gross Amounts at Which
                                                     Initial Cost       to Acquisition / Construction   Carried at Close of Period
                                               -------------------------------------------------------------------------------------
                                                         Buildings and                 Buildings and          Buildings and
Description                       Encumbrances   Land    Improvements    Land          Improvements    Land   Improvements   Total
- ------------------------------------------------------------------------------------------------------------------------------------
Developments and Lease-Up
Properties (continued)
The Retreat (1)
  Phoenix, AZ                       $     -    $ 3,477     $  2,578      $  -             $    -      $ 3,477   $  2,578    $  6,055
Scottsdale & Mountain View  (1)
  Scottsdale, AZ                          -      3,456          508         -                  -        3,456        508       3,964
Vista Grove (1)
  Mesa, AZ                                -      1,343        1,897         -                  -        1,343      1,897       3,240
The Gates Project  (2)
  Various Locations                       -          -          551         -                  -            -        551         551
Laguna at Arrowhead  (1)
  Glendale, AZ                            -        879          592         -                  -          879        592       1,471

  Tucson
Bear Canyon
  Tucson, AZ                              -      1,645       12,926         -                  -        1,645     12,926      14,571
Harrison Park Expansion Phase II
  Tucson, AZ                              -        749        8,912         -                  -          749      8,912       9,661
The Legends
  Tucson, AZ                              -      2,728       17,893         -                  -        2,728     17,893      20,621
Orange Grove Expansion Phase II
  Tucson, AZ                              -         93        7,213         -                  -           93      7,213       7,306
                                    ------------------------------------------------------------------------------------------------
Subtotal Developments and
Lease-Up Properties                       -     27,314      143,984         -                  -       27,314    143,984     171,298

Acquisitions
  Phoenix
Acacia Creek
  Scottsdale, AZ                     15,247      6,122       24,382         -                599        6,122     24,981      31,103
Rancho Murietta
  Tempe, AZ                           6,225      1,766       10,208         -                993        1,766     11,201      12,967
Superstition Vista
  Mesa, AZ                                -      1,641       12,272         -              1,512        1,641     13,784      15,425


                                  Accumulated     Year       Year     Depreciable
Description                       Depreciation  Developed  Acquired  Lives in Years
- ------------------------------------------------------------------------------------

Developments and Lease-Up
Properties (continued)
The Retreat (1)
  Phoenix, AZ                        $    -       1997                5 to 40 years
Scottsdale & Mountain View  (1)
  Scottsdale, AZ                          -       1997                5 to 40 years
Vista Grove (1)
  Mesa, AZ                                -       1997                5 to 40 years
The Gates Project  (2)
  Various Locations                       -     Various               5 to 40 years
Laguna at Arrowhead  (1)
  Glendale, AZ                            -       1997                5 to 40 years

  Tucson
Bear Canyon
  Tucson, AZ                            237       1995                5 to 40 years
Harrison Park Expansion Phase II
  Tucson, AZ                            235       1995                5 to 40 years
The Legends
  Tucson, AZ                          1,235    1994-1995              5 to 40 years
Orange Grove Expansion Phase II
  Tucson, AZ                            297       1995                5 to 40 years
                                     ------
Subtotal Developments and
Lease-Up Properties                   4,644

Acquisitions
  Phoenix
Acacia Creek
  Scottsdale, AZ                      1,486                    1995   5 to 40 years
Rancho Murietta
  Tempe, AZ                             698                    1995   5 to 40 years
Superstition Vista
  Mesa, AZ                              480                    1995   5 to 40 years

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
      SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)


                                                                            Costs Capitalized             Gross Amounts
                                                                              Subsequent to             at Which Carried
                                                     Initial Cost        Acquisition/Construction      at Close of Period
                                                ------------------------------------------------------------------------------------
                                                         Buildings and             Buildings and              Buildings and
Description                       Encumbrances   Land    Improvements      Land    Improvements        Land   Improvements    Total
- ------------------------------------------------------------------------------------------------------------------------------------
Acquisitions (continued)
   California
Canyon Crest Views
    Riverside, CA                          $--  $ 1,745     $ 12,163     $   --       $    --         $  1,745  $ 12,163    $ 13,908
The Ashton
    Corona Hills, CA                    17,300    2,594       18,679         --         2,185            2,594    20,864      23,458
Portofino
    Chino Hills, CA                         --    3,572        9,031         --            --            3,572     9,031      12,603
Parkview Terrace Club
    Redlands, CA                        22,650    4,969       28,301         --            --            4,969    28,301      33,270
Redlands Lawn and Tennis
 Club Redlands, CA                      24,050    4,822       24,045         --            --            4,822    24,045      28,867
                                  --------------------------------------------------------------------------------------------------
Subtotal Acquisitions                   85,472   27,231      139,081         --         5,289           27,231   144,370     171,601
Corporate Office
    Scottsdale, AZ                         --        --          325         --         1,099               --     1,424       1,424
                                  --------------------------------------------------------------------------------------------------
Total                                $284,172  $108,139     $548,620    $13,776       $91,015         $121,915  $639,635    $761,550
                                  ==================================================================================================


                                      Accumulated      Year        Year       Depreciable
                                     Depreciation   Developed   Acquired    Lives in Years
- ------------------------------------------------------------------------------------------------------------------------------------
Acquisitions (continued)
   CaliforniaCanyon Crest Views
    Riverside, CA                       $141                      1996       5 to 40 years
The Ashton
    Corona Hills, CA                     510                      1995       5 to 40 years
Portofino
    Chino Hills, CA                       91                      1996       5 to 40 years
Parkview Terrace Club
    Redlands, CA                         286                      1996       5 to 40 years
Redlands Lawn and Tennis
 Club Redlands, CA                        50                      1996       5 to 40 years
                                  --------------------------------------------------------------------------------------------------
Subtotal Acquisitions                  3,742
Corporate Office
    Scottsdale, AZ                       312                      1994       5 to  8 years
                                  --------------------------------------------------------------------------------------------------
Total                                $38,331
                                  ==================================================================================================

(1) Projects are currently in the early planning stage and preliminary site work.

(2) The Gates Project represents the costs associated with the Company's investment in constructing security gate systems at all its apartment communities.

                      EVANS WITHYCOMBE RESIDENTIAL, INC.

      SCHEDULE III - REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION


A summary of activity for real estate investments and accumulated depreciation is as follows:



                                                                          Years Ended December 31,
                                                                       1996       1995        1994
                                                                    ---------   ---------  ----------
                                                                          (Amounts in thousands)

Balance at beginning of period                                       $587,183    $399,987  $  292,513
 Acquisitions                                                          88,648      77,895       5,849
 Improvements, including construction costs                            85,719     109,301      66,604
 Elimination of accumulated depreciation
   at date of acquisition                                                   -           -     (38,360) (1)
 Fair value adjustment                                                      -           -      73,381
                                                                    ---------   ---------  ----------
 Balance at close of period                                          $761,550    $587,183  $  399,987
                                                                    ==========  =========  ==========

Accumulated depreciation
 Balance at beginning of period                                      $ 17,511    $  3,749  $   32,065
  Depreciation                                                         20,885      13,762      10,333
  Accumulated depreciation on disposals                                   (65)          -        (289)
  Elimination of accumulated depreciation
    at date of acquisition                                                  -           -     (38,360)
                                                                    ---------   ---------  ----------
 Balance at close of period                                          $ 38,331    $ 17,511  $    3,749
                                                                    =========   =========  ==========


       Amount represents decrease in basis due to acquiring real estate at net book value at the time of the Offering.

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                         UNAUDITED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 1997

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                          CONSOLIDATED BALANCE SHEETS

              (Amounts in thousands, except for number of shares)


                                                           June 30, 1997      December 31, 1996
                                                           -------------      -----------------
ASSETS                                                       (Unaudited)
Real Estate:
  Land.................................................       $130,490             $121,915
  Buildings and improvements...........................        598,421              543,839
  Furniture and fixtures...............................         31,728               29,567
  Construction-in-progress.............................         43,265               66,229
                                                              --------             --------
                                                               803,904              761,550

  Less accumulated depreciation........................        (48,925)             (38,331)
                                                              --------             --------
                                                               754,979              723,219
Cash and cash equivalents..............................          1,051                2,568
Restricted cash........................................          8,518                1,622
Accounts and notes receivable..........................          2,886                3,500
Mortgage notes receivable..............................         15,120                   --
Deferred costs, net of accumulated amortization
  of $1,555 and $1,265 at June 30, 1997 and
 December 31, 1996, respectively.......................          4,489                3,838
Other assets...........................................          1,906                1,587
                                                              --------             --------
Total assets...........................................       $788,949             $736,334
                                                              ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable.............................  $     445,441             $436,172
Accounts payable and other liabilities.................         10,106                7,833
Dividends payable......................................          8,235                    -
Accrued interest.......................................          2,860                1,417
Accrued property taxes.................................          3,241                2,912
Resident security deposits.............................          2,408                1,818
Prepaid rent...........................................            870                  585
                                                              --------             --------
Total liabilities......................................        473,161              450,737

Minority interest......................................         54,610               56,592

Stockholders' Equity:
  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, issued and outstanding - none..........             --                   --
  Common stock, $.01 par value, 100,000,000 shares
    authorized, 20,334,743 and 18,366,902 issued
    and outstanding at June 30, 1997 and
    December 31, 1996, respectively....................            204                  184
 Additional paid-in capital............................        292,253              253,425
 Unamortized employee restricted stock compensation....         (1,104)                (465)
 Distributions in excess of net income.................        (30,175)             (24,139)
                                                              --------             --------
Total stockholders' equity.............................        261,178              229,005
                                                              --------             --------
Total liabilities and stockholders' equity.............       $788,949             $736,334
                                                              ========             ========

See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
   (Amounts in thousands, except for number of shares and per share amounts)
                                  (Unaudited)



                                                                 Three Months Ended                 Six Months Ended
                                                           June 30, 1997   June 30, 1996     June 30, 1997   June 30, 1996
                                                           -------------   -------------     -------------   -------------
Revenues:
  Rental...............................................    $      27,713   $      22,078     $      54,865   $      44,214
  Third party management fees..........................              120             664               230             951
  Interest and other...................................            1,770           1,364             3,529           3,120
                                                           -------------   -------------     -------------   -------------
    Total revenues.....................................           29,603          24,106            58,624          48,285

Expenses:
  Repairs and maintenance..............................            2,637           2,719             5,578           5,275
  Property operating...................................            4,237           2,865             8,437           5,548
  Advertising..........................................              542             599               956           1,032
  Real estate taxes....................................            2,079           1,615             4,198           3,264
  Property management..................................              633             824             1,540           1,708
  General and administrative...........................              356             463               867             960
  Interest.............................................            8,013           5,469            15,402          10,893
  Depreciation and amortization........................            6,459           4,870            12,637           9,640
                                                           -------------   -------------     -------------   -------------
Total expenses.........................................           24,956          19,424            49,615          38,320
                                                           -------------   -------------     -------------   -------------

Income before minority interest, gain on sale of
  real estate assets and extraordinary item............            4,647           4,682             9,009           9,965
Gain on sale of real estate assets.....................            5,253              --             5,253              --
Minority interest......................................           (1,828)         (1,027)           (2,664)         (2,239)
                                                           -------------   -------------     -------------   -------------

Income before extraordinary items......................            8,072           3,655            11,598           7,726

Extraordinary item-
  loss on early extinguishment of debt
   net of minority interest of $300....................               --              --            (1,200)             --
                                                           -------------   -------------     -------------   -------------
Net income.............................................    $       8,072   $       3,655     $      10,398   $       7,726
                                                           =============   =============     =============   =============

Earnings per share before extraordinary item...........    $        0.40   $        0.22     $        0.59   $        0.47
                                                           =============   =============     =============   =============
Earnings per share.....................................    $        0.40   $        0.22     $        0.52   $        0.47
                                                           =============   =============     =============   =============

Weighted average shares outstanding....................       20,257,173      16,933,771        19,809,734      16,535,454
                                                           =============   =============     =============   =============

See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

   (Amounts in thousands, except for number of shares and per share amounts)

                                  (Unaudited)


                                                                                           Unamortized
                                                                                            Employee
                                                                              Additional   Restricted    Distributions
                                                          Number of    Common   Paid-in      Stock       in Excess of
                                                           Shares      Stock    Capital   Compensation     Net Income    Total
                                                         ----------    ------  ---------  ------------   ------------- ---------
Stockholders' equity, December 31, 1996............      18,366,902     $184    $253,425     $  (465)       $(24,139)   $229,005

  Net income.......................................               -        -           -           -          10,398      10,398
  Dividends on common stock
    ($0.81 per share)..............................               -        -           -           -         (16,434)    (16,434)
  Proceeds of third offering, net of underwriting
    discount and offering costs of $406............       1,800,000       18      35,397           -               -      35,415
  Conversion of units to common stock..............         126,387        2       2,480           -               -       2,482
  Exercise of stock options........................           7,500        -         207           -               -         207
  Issuance of restricted stock.....................          36,130        -         744        (744)              -           -
  Forfeiture of restricted stock...................          (2,176)       -           -           -               -           -
  Amortization of deferred compensation............               -        -           -         105               -         105
                                                         ----------     ----    --------     -------        --------    --------
Stockholders' equity, June 30 1997.................      20,334,743     $204    $292,253     $(1,104)       $(30,175)   $261,178
                                                         ==========     ====    ========     =======        ========    ========



See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Amounts in thousands)

                                  (Unaudited)


                                                                           Six Months ended June 30,
                                                                           -------------------------
                                                                              1997           1996
                                                                              ----           ----
Cash flows from operating activities
Net income..............................................................     $  10,398     $   7,726
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization.........................................        13,183         9,960
  Amortization of deferred comp.........................................            81           350
  Minority interest.....................................................         2,364         2,239
  Net gain on sale of real estate assets................................        (5,253)            -
  Write-off of development and acquisition costs........................           402            39
  Write-off of deferred loan costs......................................           294             -
Decrease (increase) in assets:
  Restricted cash.......................................................        (6,896)         (437)
  Accounts and notes receivable.........................................           614          (441)
  Other assets..........................................................          (319)          206
(Decrease) increase in liabilities:
  Accounts payable and other liabilities................................         2,273          (883)
  Accrued interest......................................................         1,443           (64)
  Accrued property taxes................................................           329           901
  Resident security deposits............................................           590             2
  Prepaid rent..........................................................           285           (12)
                                                                             ---------     ---------
Net cash provided by operating activities...............................        19,788        19,586

Cash flows from investing activities
Purchase of real estate assets..........................................       (42,354)      (60,643)
Sale of real estate assets..............................................         6,012             -
                                                                             ---------     ---------
Net cash used in investing activities...................................       (36,342)      (60,643)

Cash flows from financing activities
Proceeds from Third Public Offering, net of expenses....................        35,415             -
Proceeds from Second Public Offering, net of expenses...................             -        41,107
Proceeds from exercise of options.......................................           207           160
Proceeds from mortgage notes and revolving
 credit facility........................................................       184,306       176,221
Principal payments on mortgage notes....................................      (193,355)     (161,887)
Payment for loan costs..................................................        (1,473)         (315)
Dividends paid..........................................................        (8,199)      (12,424)
Minority interest distributions.........................................        (1,864)       (3,651)
                                                                             ---------     ---------
Net cash provided by financing activities...............................        15,037        39,211
                                                                             ---------     ---------

Net decrease in cash and cash equivalents...............................        (1,517)       (1,846)
Cash and cash equivalents, beginning of period..........................         2,568         3,634
                                                                             ---------     ---------
Cash and cash equivalents, end of period................................     $   1,051     $   1,788
                                                                             =========     =========

Supplemental information
Cash paid during the period for interest................................     $  13,457     $  10,645
                                                                             =========     =========

Supplemental disclosure of non-cash activity
Assumption of debt related to the acquisition of
 apartment communities..................................................     $  18,318     $       -
                                                                             =========     =========

Origination of carryback mortgage notes arising from sale of
   apartment communities................................................     $  15,120     $       -
                                                                             =========     =========
Issuance of stock under restricted stock incentive plan.................     $      24     $       -
                                                                             =========     =========
Conversion of units to common stock.....................................     $   2,482     $     888
                                                                             =========     =========

See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 1997

   (Amounts in thousands, except for number of shares or units and per share amounts)

                                  (Unaudited)


1. Organization and Formation of the Company


Evans Withycombe Residential, Inc. (the "Company") is one of the largest developers and managers of upscale apartment communities in Arizona and is expanding its operations into selected sub-markets in Southern California. The Company owns and manages 52 stabilized multifamily apartment communities containing 14,723 units, of which 45 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,325 units and seven stabilized multifamily apartment communities are located in the Southern California market containing a total of 2,398 units. The Company is also in the process of developing or expanding three multifamily apartment communities comprising 720 units in its Phoenix market. The Company is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. The Company had approximately 600 employees at June 30, 1997.

The Company was incorporated on May 24, 1994 to develop, acquire, own and manage upscale multifamily apartment communities. On August 17, 1994, the Company completed an Initial Public Offering and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to Evans Withycombe Residential, L. P. (the "Operating Partnership") or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). The Company is the sole general partner of and owned a 81.46 percent and 77.08 percent interest in the Operating Partnership at June 30, 1997 and 1996, respectively. The Company also holds a noncontrolling interest in Evans Withycombe Management, Inc. (the "Management Company").

In the second quarter of 1996, the Company completed the Second Public Offering. The net proceeds of $40,891 from the sale of 2,088,889 shares of common stock from the Second Public Offering were used to repay a portion of the $150 million unsecured Revolving Credit Facility (Revolving Credit Facility).

In the first quarter of 1997, the Company completed the Third Public Offering. The net proceeds of $35,415 from the sale of 1,800,000 shares of common stock from the Third Public Offering were used to repay a portion of the Revolving Credit Facility.

The Company elected to be taxed as a real estate investment trust ("REIT") for
Federal income tax purposes.   A corporate REIT is a legal entity which holds
real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.


2. Basis of Presentation


The accompanying consolidated financial statements of Evans Withycombe Residential, Inc. include the consolidated accounts of the Company, the Operating Partnership, the Financing Partnership and the Management Company.

The accompanying unaudited consolidated financial statements have been presented by the Company's management in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

These consolidated financial statements should be read in conjunction with the Company's December 31, 1996 audited consolidated financial statements and accompanying notes in the Evans Withycombe Residential, Inc. Annual Report on Form 10-K/A.


3. Summary of Significant Accounting Policies


Real Estate Assets and Depreciation

The Company records its real estate assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires that long-lived assets such as real estate assets, be reviewed whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the estimated future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between book value and fair value as opposed to the difference between book value and net realizable value under the previous accounting standard. For long-term assets like apartment communities, the determination of whether there is an impairment loss is dependent primarily on the Company's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At June 30, 1997 the Company does not hold any assets that meet the impairment criteria of SFAS No. 121.


Costs related directly to the acquisition and improvement of real estate are capitalized. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis. Interest capitalized was $493 and $970 and $744 and $1,464, for the three and the six months ended June 30, 1997 and 1996, respectively.


Ordinary repairs, maintenance and costs incurred in connection with resident turnover such as unit cleaning, painting, and carpet cleaning are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which ranges from 10 to 40 years for buildings and improvements and five to eight years for furnishings and equipment.


The Company reports developments and lease-up properties as construction-in-progress until construction on the apartment community has been completed and the apartment community has reached stabilized occupancy.


The Company also reports land relating to construction-in-progress as land on its balance sheet. Land associated with construction-in-progress was $10,802 and $12,060 at June 30, 1997 and December 31, 1996, respectively.


Revenue Recognition

Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.


Cash and Cash Equivalents

Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of demand deposits in banks.


Restricted Cash

Restricted cash includes restricted deposits held by third party intermediaries for the purpose of completing an IRS Section 1031 tax free exchange, sinking fund accounts related to tax exempt bonds, property taxes and escrow accounts.

Deferred Costs

Costs incurred in obtaining long-term financing are deferred. These costs are amortized on the effective interest method over the terms of the related debt agreements.


Income Taxes

The Company has made an election to be taxed as a REIT and accordingly, no federal or state income taxes have been provided in the accompanying consolidated financial statements.


Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


Earnings Per Share

Earnings per share has been computed by dividing net income for the three and the six months ended June 30, 1997 and 1996, respectively, by the weighted average number of shares outstanding during the period.


In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share" which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods presented. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options will be excluded. The impact of SFAS No. 128 is not expected to be material.

4. Mortgage Notes Receivable

The Company's mortgage notes receivable consist of the following:


   $7.9 million mortgage note receivable at a fixed interest
   rate of 9.5 percent, secured by a first mortgage lien on
   Deer Creek Village Apartments, matures  November 1, 1997.
   (Paid off on July 23, 1997.)                                              $ 7,932

   $7.2 million mortgage note receivable at a fixed interest
   rate of 8.0 percent  secured by a first mortgage lien on
   The Pines Apartments, matures November 1, 1997.                             7,188

                                                                             -------
                                                                             $15,120
                                                                             =======

5. Mortgage and Notes Payable

The Company's mortgage notes and notes payable consists of the following:

                                                                                     June 30,     December 31,
                                                                                       1997           1996
                                                                                       ----           ----

Mortgage note payable at a fixed interest rate of 8.0 percent, monthly              $      -        $  5,380
principal and interest payments.  The unpaid principal balance was repaid on
January 9, 1997.

Mortgage note payable at a fixed interest rate of 8.0 percent, monthly                     -           4,340
principal and interest payments. The unpaid principal balance was repaid on
January 9, 1997.

Mortgage note payable at a fixed interest rate of 8.0 percent,  monthly                    -           8,951
principal and interest payments. The unpaid principal balance was repaid on
January 9, 1997.

Mortgage note payable at a fixed interest rate of 8.28 percent, monthly                    -           6,225
principal and interest payments.  The unpaid principal balance was repaid on
January 31, 1997.

Mortgage note payable at a fixed interest rate of 9.95 percent, monthly               12,000          12,065
principal and interest payments through September 15, 1997, remaining balance due September 15, 1997.  The unpaid principal balance was repaid on
July 15, 1997.

Mortgage note payable at a fixed interest rate of 9.3 percent, monthly                 3,166           3,182
principal and interest payments through September 15, 1997, remaining balance due September 15, 1997.  The unpaid principal balance was repaid on
July 15, 1997.

Mortgage note payable at fixed interest rates ranging from 6.25 percent to            18,252               -
9.0 percent,  monthly principal and interest payments through August 17,
2004, remaining balance due August 17, 2004.  Interest rate increases 0.25 percent annually each September.  Secured by a first mortgage lien on one apartment community.  The mortgage note can be repaid at any time at the
Company's option without prepayment penalty.

$50 million securitized debt at a fixed interest rate of 7.17 percent,                49,250          49,509
monthly principal and interest payments through January 1, 2006, remaining balance due January 1, 2006.  Secured by first mortgage liens on 5 communities.

Securitized debt at a fixed stated interest rate of 7.98 percent, with an            130,563         130,520
effective interest rate of 8.05 percent, monthly interest payments only through August 1, 2001. Secured by first mortgage liens on 21 communities.
The face amount of $131 million is  due August 1, 2001.  The balance is net of unamortized discount of $437 and $480 at June 30, 1997 and December 31,
1996, respectively.

$17.3 million tax exempt bonds with a floating interest rate based on the tax         17,300          17,300
exempt note rate set by the remarketing agent, or at the option of the
Company can convert to a fixed rate as determined by the remarketing agent.
Secured by a $17.5 million direct pay letter of credit, interest payments only, matures December 1, 2007 (Effective interest rate of 5.20 percent at
June 30, 1997).

$22.6 million tax exempt bonds with a floating interest rate based on the tax         22,650          22,650
exempt note rate set by the remarketing agent, interest payments only.
Secured by a $22.8 million direct pay letter of credit, matures February 1,
2016.  (Effective interest rate of 5.56 percent at June 30, 1997).

                                                                                   June 30,     December 31,
                                                                                     1997           1996
                                                                                 ------------  --------------

$24.05 million tax exempt bonds with a floating interest rate based on the          $ 24,050        $ 24,050
tax exempt note rate set by the remarketing agent, interest payments only.
Secured by a $24.4 million direct pay letter of credit, matures August 1,
2005.  (Effective interest rate of 5.34 percent at June 30, 1997).

$150 million unsecured Revolving Credit Facility with floating interest rate          44,000         152,000
based on LIBOR plus 1.15 percent or at the option of the Company at prime rate, interest payments only.  Matures September 24, 1999 (Effective interest rate of 7.23 percent at June 30, 1997).

$75 million senior unsecured notes with a fixed coupon rate of 7.50 percent.          74,595               -
Semiannual interest only payments due April 15 and October 15 commencing
October 15, 1997.  Face amount of $75 million is due April 15, 2004.  The balance is net of an unamortized discount of $405 at June 30, 1997.  The effective interest rate inclusive of the benefit of a treasury lock transaction is 7.18 percent.

$50 million senior unsecured notes with a fixed coupon rate of 7.625 percent.         49,615               -
Semiannual interest only payments due April 15 and October 15 commencing
October 15, 1997.  Face amount of $50 million is due April 15, 2007.  The balance is net of an unamortized discount of $385 at June 30, 1997.  The effective interest rate inclusive of the benefit of a treasury lock
transaction is 7.36 percent.                                                       ---------       ---------
                                                                                   $ 445,441       $ 436,172
                                                                                   =========       =========


Scheduled principal payments on debt, assuming that the Company exercises its options to extend the maturity date on the Revolving Credit Facility, are as follows:


              -------------------------------------------------------------------------------
                Mortgage      Mortgage          Senior                 Revolving
                 Notes          Loan          Unsecured   Tax-Exempt    Credit
                Payable     Certificate         Notes        Bonds     Facility      Total
              -------------------------------------------------------------------------------
1997             $15,487     $      -         $      -     $     -    $     -     $ 15,487
1998                 784            -                -           -          -          784
1999                 831            -                -           -     44,000       44,831
2000                 882            -                -           -          -          882
2001                 500      130,563                -           -          -      131,063
Thereafter        64,184            -          124,210      64,000          -      252,394
              -------------------------------------------------------------------------------
Total            $82,668     $130,563         $124,210     $64,000    $44,000     $445,441
              ===============================================================================

On June 13, 1997, the Company amended its existing $225 million Revolving Credit Facility with a bank group to decrease the commitment amount from $225 million to $150 million and decrease the interest rate from LIBOR plus 1.50 percent to LIBOR plus 1.15 percent.

The $150 million Revolving Credit Facility provides funding for working capital, construction activities and acquisitions.

The Company has three direct pay letters of credit of $17,500, $22,800 and $24,400 which serve as a credit enhancement for the tax exempt bonds. The letters of credit are secured by a first mortgage on four apartment communities.

In January 1997, the Company extinguished the debt on four mortgages with unpaid principal balances of approximately $25,000 with proceeds from the Revolving Credit Facility. As a result, the Company incurred a loss from the early extinguishment of debt of approximately $1,200, net of minority interest of $300.

6.  Distributions

On July 15, 1997, the Company paid a distribution of $0.405 per share ($8,235) to shareholders and $0.405 per unit ($1,864) to unitholders of record as of June 30, 1997.

7.  Management Fees

The Company performs management services for certain unaffiliated communities. Management fees received from managed communities were $119 and $664 for the three months ended June 30, 1997 and 1996 and $230 and $951 for the six months ended June 30, 1997 and 1996, respectively. The Second Quarter 1996 balance includes a one time non-recurring $500 termination fee received from the sale of management contracts.

8.  Stock Incentive Plan

Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Proforma information regarding net income and earnings per share is required by SFAS No. 123 and is provided by the Company in its annual report.

Initially 1,830,000 shares of the Company's common stock were reserved for issuance under the plan. Information with respect to stock options granted during the six months ended June 30, 1997 is as follows:

                                                                                    Weighted
                                                                                     Average
                                                                                 Exercise Price
                                                                    Shares          Per Share
                                                                    ------          ---------

          Options outstanding at December 31, 1996                   908,850         $20.63
                    Exercised                                         (7,500)         20.00
                    Granted                                          241,500          20.49
                    Forfeited                                        (32,225)         20.84
                                                                   ---------         ------
          Options outstanding at June 30, 1997                     1,110,625         $20.66
                                                                   =========         ======
          Options exercisable:
                    December 31, 1996                                357,700         $19.98
                  June 30, 1997                                      521,125         $20.46

Options to purchase 719,375 and 901,650 shares of common stock were available for grant under the plan at June 30, 1997 and December 31, 1996, respectively.

Executive Stock Incentive Plan

Prior to the Initial Public Offering, the Company's predecessor Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted an aggregate of 98,500 shares of restricted stock from the Company one year following the Initial Public Offering if they remained employees of the Company during such period. One-third of the shares vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20. The expense is being amortized ratably over the periods in which the shares vest and an expense of $30 and $180 and $60 and $350 for the three and six months ended June 30, 1997 and 1996, respectively, is included in general and administrative expense. Information with respect to the executive restricted stock incentive plan is as follows:

                                                                               Shares
                                                                               ======

          Restricted stock, net of forfeitures, at December 31, 1996,          74,346
          Forfeited                                                            (1,174)
                                                                               ------
          Restricted stock at June 30, 1997                                    73,172
                                                                               ======

          Number of shares vested at June 30, 1997                             27,600

Restricted Stock Program


The Company has awarded 45,220 shares, net of forfeitures, of restricted stock to certain employees of the Company under its 1994 Stock Incentive Plan. The restricted stock vests ratably over periods ranging from one to seven years from the date of the award and are based on the price of the stock at the award date which ranges from $19.13 to $22.25. The related expense will be amortized ratably over the periods in which the shares vest and an expense of $27 and $11 and $45 and $20, for the three and six months ended June 30, 1997 and 1996, respectively, is included in general and administrative expense.

9.  Minority Interest

Minority interest at June 30, 1997 is comprised of the following:

                                                                        Number
                                                                       of Units      Dollars
                                                                       ---------     -------

     Balance at December 31, 1996                                      4,677,810     $56,592
     Conversion of units to common stock                                (126,387)     (2,482)
     Allocation of net income                                                  -       2,664
     Allocation of extraordinary item -
            loss from early extinguishment of debt                             -        (300)
     Distributions paid                                                        -      (1,864)
                                                                       ---------     -------
     Balance at June 30, 1997                                          4,551,423     $54,610
                                                                       =========     =======

The Units can be redeemed for cash or shares of common stock of the Company on a one-for-one basis at the Company's option. Minority interest of unitholders in the Operating Partnership is calculated based on the weighted average of shares of common stock and Units outstanding during the period.

                                  PROPERTIES

Disposition Activity

During the second quarter of 1997, the Company sold two properties, Deer Creek Village and the The Pines, containing 502 apartment units. The aggregate sales price was approximately $22.4 million resulting in a gain from the sale of approximately $5.2 million. The Company received cash of approximately $7.3 million and two carryback mortgage notes of approximately $15.1 million. The mortgage notes are secured by a first deed of trust on the two properties and mature in November 1997. The buyer may repay the two mortgage notes at any time without prepayment penalties.

Apartment Communities

The following sets forth certain information regarding the current apartment communities at June 30, 1997. All of the communities are owned 100 percent in fee by the Company.


                                                                        Year
                                                                     Developed
                                            Number of    Developed/      or
Apartment Communities            City       Apartments    Acquired    Acquired
- ---------------------            ----       ----------   ----------  ---------
Same Store
Arizona
- -------
  Phoenix:
Acacia Creek                  Scottsdale         508      Acquired      1995
Bayside at the Islands         Gilbert           272     Developed      1988
Country Brook                  Chandler          276      Acq/Dev    1991/1993
Gateway Villas                 Phoenix           180     Developed      1995
Greenwood Village               Tempe            270      Acquired      1993
Heritage Point                   Mesa            148      Acquired      1994
La Mariposa                      Mesa            222      Acquired      1990
La Valencia                      Mesa            361      Acquired      1990
Little Cottonwoods              Tempe            379    Acq/Acq/Dev  1989/89/90
Los Arboles                    Chandler          232     Developed      1985
Miramonte                     Scottsdale         151     Developed      1983
Morningside                   Scottsdale         160      Acquired      1992
Mountain Park Ranch            Phoenix           240     Developed      1995
Park Meadow                    Gilbert           156      Acquired      1992
Preserve at Squaw Peak         Phoenix           108      Acquired      1991
Promontory Pointe              Phoenix           304      Acquired      1988
Rancho Murietta                 Tempe            292      Acquired      1995
Scottsdale Courtyards         Scottsdale         274     Developed      1993
Scottsdale Meadows            Scottsdale         168     Developed      1984
Shadow Brook                   Phoenix           224      Acquired      1993
Shores at Andersen Springs     Chandler          299     Developed   1989/1993
Silver Creek                   Phoenix           174      Acquired      1991
Sonoran                        Phoenix           429     Developed      1995
Sun Creek                      Glendale          175      Acquired      1993
Superstition Vista               Mesa            316      Acquired      1995
The Enclave                     Tempe            204     Developed      1995
The Heritage                   Phoenix           204     Developed      1995
The Meadows                      Mesa            306      Acquired      1987
The Palms                      Phoenix           132     Developed      1990
Towne Square                   Chandler          468      Acq/Dev    1992/1995
Villa Encanto                  Phoenix           382     Developed      1983
Village at Lakewood            Phoenix           240     Developed      1988
                                              ------
                                               8,254
  Tucson:
Harrison Park                   Tucson           172      Acquired      1991
La Reserve                    Oro Valley         240     Developed      1988
Orange Grove Village            Tucson           256      Acquired      1991
Suntree Village               Oro Valley         424      Acquired      1992
The Arboretum                   Tucson           496      Acq/Dev    1992/1995
Village at Tanque Verde         Tucson           217      Acq/Dev    1990/1994
                                              ------
                                               1,805
  California:
The Ashton                   Corona Hills        492      Acquired      1995
                                              ------
                                                 492
                                              ------
  Total Same Store                            10,551
                                              ======
Arizona
- -------

                                                                                         Year
                                                                                       Developed
                                                             Number of    Developed/      or
      Apartment Communities                     City        Apartments     Acquired    Acquired
- --------------------------------              --------      ----------    ---------    ---------
  Phoenix:
Country Brook Expansion Phase III             Chandler           120      Developed     1995/96
Ingleside                                      Phoenix           120      Developed     1995/96
Ladera                                         Phoenix           248      Developed     1995/96
Mirador                                        Phoenix           316      Developed     1995/96
Park Meadow Expansion Phase II                 Gilbert            68      Developed     1995/96
Towne Square Expansion Phase III              Chandler           116      Developed     1995/96
                                                              ------
                                                                 988
  Tucson:
The Legends                                    Tucson            312    Developed     1995/96
Orange Grove Expansion Phase II                Tucson            144    Developed     1995/96
                                                              ------
                                                                 456
                                                              ------
     Total Communities Stabilized                              1,444
       Less than Two Years                                    ======


Developments and Lease-Up Properties
Arizona
- -------
  Phoenix:
The Hawthorne (1)                              Phoenix           276      Developed     1995/96
The Retreat Phase I                           Glendale           240      Developed     1996/97
Vista Grove                                     Mesa             224      Developed     1996/97
The Isle at Arrowhead Ranch (2)               Glendale           256      Developed      1996
Promontory Pointe Expansion Phase II (1)       Phoenix           120      Developed     1995/96
                                                              ------
                                                               1,116
  Tucson:
Bear Canyon (3)                                Tucson            238      Developed     1995/96
Harrison Park Expansion Phase II (3)           Tucson            188      Developed     1995/96
                                                              ------
                                                                 426
                                                              ------
     Total Developments and
       Lease-Up Properties                                     1,542
                                                              ======

Acquisitions
California
- ----------
Canyon Crest Views                            Riverside          178       Acquired      1996
Canyon Ridge                                  San Diego          162       Acquired      1997
Marquessa                                   Corona Hills         336       Acquired      1997
Portofino                                    Chino Hills         176       Acquired      1996
Parkview Terrace Club                         Redlands           558       Acquired      1996
Redlands Lawn & Tennis Club                   Redlands           496       Acquired      1996
                                                              ------
                                                               1,906
                                                              ------
Total                                                         15,443
                                                              ======
Dispositions
Arizona
- -------
Deer Creek Village                             Phoenix           308       Acquired      1991
The Pines                                       Mesa             194       Acquired      1992
                                                              ------
                                                                 502
                                                              ======


(1) Community reached stabilized occupancy in the first quarter 1997
(2) Community is in lease-up
(3) Community reached stabilized occupancy in the second quarter 1997

C.    Exhibits

           4.1 Second Amended and Restated Revolving Credit Agreement dated as of September 9, 1997 among ERP Operating Limited Partnership, the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Lead Agent

           23   Consent of Ernst & Young LLP

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              EQUITY RESIDENTIAL PROPERTIES TRUST



Date:  September 10, 1997     By:   /s/ Bruce C. Strohm
                                    -------------------------------------
                                    Bruce C. Strohm, Secretary, Executive
                                    Vice President and General Counsel